UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mercedes A. Walton was elected to join our board of directors, filling a seat created by an increase in the size of our board of directors effective July 22, 2014.  Ms. Walton currently serves on the board of directors and is a member of the compensation committee and the management committee of SilkRoad, Inc., a provider of cloud-based social talent management solutions. Prior to its 2011 acquisition by CenturyLink, Ms. Walton served on the board of directors and was a member of the governance committee, the audit committee and the business development committee of SAVVIS, Inc., an industry leader in enterprise cloud computing and managed hosting services. From September 2005 through August 2011, Ms. Walton served as Chairman and Chief Executive Officer of Cryo-Cell International, Inc., a publicly traded biotechnology company.

For her service on the board, Ms. Walton will be compensated in accordance with the Company’s non-employee director compensation policy, which provides that our non-employee directors receive: an annual retainer of $50,000 and 6,000 shares of restricted stock; an annual retainer of $10,000 for the person serving as the chairperson of the Audit Committee, and an annual retainer of $6,000 for each non-employee director acting as the chairperson of the Compensation Committee, Governance Committee, and Merger and Acquisition Committee, respectively; and an annual retainer of $50,000 for the person serving as the Non-Executive Chairman.  We do not provide any form of incentive compensation or other form of stock-based or cash-based compensation or perquisites to our directors except as set forth above, although we do reimburse directors for reasonable expenses incurred in connection with out-of-town travel costs, lodging and other related expenses to and from board meetings.  We pay one-quarter of the annual retainers and attendance fees in arrears at the end of each calendar quarter. Directors may choose to receive deferred stock units (DSUs) in lieu of cash retainers. We issue the annual stock grants on June 30 of each year and they vest one-quarter upon issuance and one-quarter on the following September 30, December 31, and March 31, respectively, provided that the director is still a member of the Board on that date. We prorate the annual cash retainers for any departing or new directors during the applicable quarter.

A copy of the press release announcing Ms. Walton’s appointment to the board is furnished, but not filed, as Exhibit 99 hereto.

Item 9.01.                                      Financial Statements and Exhibits

(d)                                 Exhibits

99                                  Press Release dated July 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 22, 2014

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
99	Press Release dated July 22, 2014	Filed Electronically